UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2008

THE ALLSTATE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

2775 Sanders Road
Northbrook, Illinois	60062
(Address of Principal Executive Offices)	Zip

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                In order to comply with Internal Revenue Code section 409A, on April 15, 2008, the Registrant and Edward M. Liddy, Registrant’s Chairman, entered into an agreement memorializing and delaying the payment of a pension enhancement benefit that had been awarded in 2001 to Mr. Liddy.  The agreement also provides for the payment of interest on the deferred amount at the same rate as interest is paid for mandatory delayed payments under Allstate Insurance Company’s Supplemental Retirement Income Plan.  A copy of this agreement is attached hereto as Exhibit 10.1

                On April 15, 2008, the Registrant’s Board also approved the compensation and perquisites that will be provided to Mr. Liddy following his retirement on April 30, 2008.  A copy of the letter documenting the terms of this arrangement is attached hereto as Exhibit 10.2.

Section 9 — Financial Statements and Exhibits

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Amended Pension Enhancement For Edward M. Liddy entered into on April 15, 2008

10.2	Letter to Edward M. Liddy dated April 15, 2008

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

By:	/s/ JENNIFER M. HAGER
Name: Jennifer M. Hager
Title: Assistant Secretary

Date:  April 15, 2008